                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

                 SOUTHWEST BANCORPORATION OF TEXAS, INC. REPORTS
                    CONTINUED EARNINGS GROWTH IN 3RD QUARTER


         HOUSTON, TEXAS - October 9, 2002 - Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT), the largest independent bank holding company based in Houston, reported continued franchise growth in the third quarter.

         "Third quarter core results are quite positive and reflect solid underlying growth throughout the Company," said Paul B. Murphy, Jr., chief executive officer and president. "Southwest Bank of Texas continued to realize significant loan and deposit growth, up $275.8 million and $248.2 million, respectively. Noninterest income increased 11 percent in the third quarter compared to the same period in 2001. Loans, deposits and fee income trends remain stronger than peers. We also maintained our solid credit standing with 20 basis points of net loan charge-offs, down from 40 basis points in the second quarter."

         Murphy continued: "I believe the Bank is well-positioned to enjoy continued business and balance sheet growth. With high service levels, customers like banking with us and we are continuing to increase market share. We have recently added a number of quality bankers to our already deep talent pool. Our team's morale is upbeat and our bankers are working hard to grow our business and serve our customers well. A recent independent survey of middle market customers indicated that we lead the market in client satisfaction and we are in the top five percent of all banks in the United States in overall performance. In a separate survey, the Company was recognized as one of the best places to work in the Houston region.

         "During the third quarter, we recognized a write-down on our mortgage servicing rights asset and we are experiencing margin pressure, much as we did in 2001 during a similar period of quickly declining rates. However, as investors and interested parties look closely at our numbers and reflect on our core growth, asset quality measures and successful execution of our plan, I believe they will share my confidence and agree that our third quarter results are rather solid after all."

         For the three months ended September 30, 2002, net income increased 7 percent to $14.6 million, compared to $13.7 million for the third quarter of 2001. For the first nine months of 2002, net income increased to $43.3 million from $38.7 million for the same period in 2001, an increase of 12 percent.

          Diluted earnings per common share for the third quarter of 2002 were 42 cents, a 5 percent increase from the 40 cents reported for the same period in 2001. For the first nine months of 2002, diluted earnings per common share increased 11 percent, from $1.14 per common share to $1.26 per common share.

         Return on average assets was 1.25 percent and return on average common shareholders' equity was 13.59 percent for the third quarter of 2002, compared to 1.34 percent and 15.96 percent, respectively, for the same period in 2001. The Company's leverage ratio increased to 8.97 percent for the quarter ended September 30, 2002, compared to 8.47 percent for the same period last year. For the nine months ended September 30, 2002, return on average assets was 1.30 percent and return on average common shareholders' equity was 14.62 percent, compared to 1.32 percent and 16.00 percent, respectively, for the same period in 2001.

                               NET INTEREST INCOME

         Net interest income for the three months ended September 30, 2002, was $45.7 million, an increase of $4.9 million, or 12 percent, from $40.8 million for the same period last year. Growth in average interest-earning assets, primarily loans and securities, was $514.6 million, or 14 percent, while yields decreased 118 basis points to 5.83 percent. The impact of the growth in average interest-earning assets was partially offset by a $310.3 million, or 11 percent, increase in average interest-bearing liabilities, offset by a decrease in the rate paid on interest-bearing liabilities of 138 basis points to 1.96 percent in 2002.

         The net interest margin in the third quarter of 2002 declined 17 basis points to 4.36 percent from 4.53 percent in the second quarter of 2002. "As discussed in our second quarter conference call, the various components of the net interest margin all had positive changes in the second quarter. We discussed the possibility of the net interest margin falling if interest rates declined and they did. Even though prime was unchanged for the quarter, longer term rates fell by more than 100 basis points," said Murphy. "The drop in rates affected loan pricing, premium amortization on investment securities, and reinvestment rates on new securities. Similar to 2001, we are continuing to deploy three strategies to enable the bank to manage the spread between interest income and interest expense in the face of lower rates," continued Murphy. "First, we have increased the spread relative to index rates that we are charging our customers to offset some of the drop in index rates. We have also put interest rate floors into many of our loan agreements, so the rates on those loans cannot drop below a specified rate regardless of changes in market rates. Finally, we have managed our liability costs carefully, decreasing our cost of interest-bearing deposits from 3.38 percent in the third quarter of 2001 to 2.01 percent in the third quarter of 2002, while continuing to offer competitive rates. The lower interest rate environment does benefit the Company in several ways. For example, the gain on the investment securities portfolio increased $8.4 million during the quarter to $29.4 million, the mortgage origination pipeline is at a record high and perhaps most importantly, the positive impact on borrower debt service costs and ultimately credit quality."

         Attached as Exhibits I, II, III and IV are supplemental unaudited data schedules. Exhibit I provides a management discussion of trends in the retail banking, treasury management and investment services departments. Exhibits II and III provide additional information on the net interest margin including average balances and average rates for both assets and liabilities for the periods presented. Exhibit IV presents eight quarters of comparative data. This exhibit is useful in comparing trends in noninterest income and noninterest expense.

                               NONINTEREST INCOME

         Noninterest income was $16.5 million for the third quarter of 2002, compared to $14.9 million for the same period in 2001, an increase of 11 percent. The increase is primarily attributable to an increase in service charges on deposit accounts of $1.4 million, or 18 percent, over the same period last year, and gains on the sale of investment securities of $1.4 million in the third quarter of 2002. "Noninterest income growth continues to be a major strategic initiative at the Bank. We have strong positive trends and many success stories in retail banking, treasury management, and investment services."

         The precipitous drop in interest rates during the last several weeks of the third quarter has resulted in a decline in the carrying value of the Company's MSR asset resulting in a non-cash, pretax, write-down of $2.7 million. This write-down was accounted for as a reduction in mortgage servicing income. Partially offsetting this write-down were gains on sales of investment securities of $1.4 million, and gains on the sale of the mortgage servicing rights on a $130.0 million multi-family servicing portfolio totaling $395,000. Excluding all of the items above, noninterest income would have been $17.4 million, an increase of $2.5 million, or 17 percent, from the same period last year.

                              NONINTEREST EXPENSES

         Noninterest expenses increased $4.6 million to $38.1 million, an increase of 14 percent from the third quarter in 2001. This increase is primarily attributable to continued investment in experienced personnel to enhance the growth of the Company. Expense growth during the last two quarters has been more modest, averaging 2.6 percent per quarter (10 percent annualized). The Company's efficiency ratio increased from 59.49 percent in the second quarter of 2002 to 62.96 percent for the quarter ended September 30, 2002, due primarily to the decrease in the net interest margin and the write-down of the MSR asset.

                                  ASSET QUALITY

         At September 30, 2002, the key indicators of credit quality remained positive. Net charge-offs in the third quarter of 2002 declined to $1.4 million or 0.20 percent from $2.7 million or 0.40 percent in the preceding quarter. The allowance for loan losses to total loans held for investment was 1.18 percent at September 30, 2002, up one basis point from the previous quarter. Nonperforming assets increased linked quarter to $18.1 million, or 0.62 percent, of loans and other real estate, at September 30, 2002. At 0.62 percent, nonperforming assets are essentially flat compared with the first quarter of 2002.

"I am pleased with our asset quality," said Murphy. "Our numbers continue to compare favorably to industry standards because our conservative credit culture is deeply ingrained in the Bank. Our watch list is steady and the outlook is stable. "

                              MANAGEMENT ESTIMATES

         "Assuming a 25 basis point decrease in the fed funds rate, we estimate our net interest margin will fall within a range of 4.25 percent to 4.35 percent in the fourth quarter of 2002. With this assumption and no significant changes in economic conditions or international events, we believe fourth quarter earnings per share will fall within a range of 44 and 46 cents per share," said Murphy.

                  TOTAL LOANS, INVESTMENTS, ASSETS AND DEPOSITS

         Total loans were $3.01 billion at September 30, 2002, an increase of $275.8 million, or 10 percent, from September 30, 2001, and an increase of 4 percent from June 30, 2002. Investment securities were $1.25 billion at September 30, 2002, an increase of $91.9 million from the second quarter of 2002 and an increase of $312.8 million from September 30, 2001. Total assets were $4.84 billion at September 30, 2002, an increase of 18 percent, or $728.5 million, from September 30, 2001. Deposits increased to $3.58 billion at September 30, 2002 from $3.33 billion at September 30, 2001.

         Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas, is the largest independent bank holding company headquartered in Houston, Texas. The company focuses on commercial lending and treasury management to businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with $4.84 billion in assets, has 32 full-service branches located throughout the Houston metropolitan area and a loan production office in Dallas.

         Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipated," "intend," "plan," "believe," "seek," "estimate," and similar expressions are intended to identify such forward-looking statements. The Company's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: (a) the effects of future economic conditions on the Company and its customers; (b) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (c) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (d) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; and (e) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements.



Contacts:

Randy Meyer, EVP & CFO              John McWhorter, SVP & Controller
713-235-8832                        713-235-8808
rmeyer@swbanktx.com                 johnm@swbanktx.com


Sarah Peterson, SVP Investor Relations & Corporate Communications
713-232-1115
speterson@swbanktx.com

SOUTHWEST BANCORPORATION OF TEXAS, INC.
CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                              3Q-02           3Q-01      % CHANGE        YTD 02          YTD 01
                                                           -----------     -----------   --------     -----------     -----------
BALANCE SHEET AVERAGES                                                   ($ in 000's except per share data)
----------------------
     Loans held for investment                             $ 2,855,389     $ 2,594,614      10.1%     $ 2,772,321     $ 2,523,943
     Loans held for sale                                        72,922          82,231     -11.3%          76,079          77,615
     Investment securities                                   1,192,252         924,501      29.0%       1,119,122         863,043
     Securities purchased under resale agreements               19,999             924    2064.4%          17,135          22,995
     Fed funds sold and other interest-earning assets           26,250          49,902     -47.4%          29,379          42,846
                                                           -----------     -----------                -----------     -----------
       TOTAL INTEREST-EARNING ASSETS                         4,166,812       3,652,172      14.1%       4,014,036       3,530,442
     Allowance for loan losses                                 (34,474)        (31,431)      9.7%         (33,380)        (30,126)
     Cash and due from banks                                   191,469         172,392      11.1%         196,102         180,307
     Other assets                                              283,289         245,570      15.4%         264,810         241,718
                                                           -----------     -----------                -----------     -----------
       TOTAL ASSETS                                        $ 4,607,096     $ 4,038,703      14.1%     $ 4,441,568     $ 3,922,341
                                                           ===========     ===========                ===========     ===========

     Noninterest-bearing deposits                          $ 1,016,011     $   841,680      20.7%     $   958,507     $   812,275
     Interest-bearing demand deposits                           32,006          33,948      -5.7%          33,006          72,123
     Savings deposits                                        1,529,241       1,475,345       3.7%       1,481,229       1,364,509
     Time deposits                                             964,091         918,749       4.9%         937,344         893,292
                                                           -----------     -----------                -----------     -----------
       Total deposits                                        3,541,349       3,269,722       8.3%       3,410,086       3,142,199
     Fed funds purchased and other
       interest-bearing liabilities                            613,791         400,818      53.1%         609,736         423,690
     Other liabilities                                          25,266          26,841      -5.9%          24,334          31,573
     Minority interest in consolidated subsidiary                1,472           1,378       6.8%           1,427           1,211
     Shareholders' equity                                      425,218         339,944      25.1%         395,985         323,668
                                                           -----------     -----------                -----------     -----------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 4,607,096     $ 4,038,703      14.1%     $ 4,441,568     $ 3,922,341
                                                           ===========     ===========                ===========     ===========

INCOME STATEMENT DATA
---------------------
     Interest and fees on loans                            $    45,774     $    50,938     -10.1%     $   133,923     $   158,747
     Interest on securities                                     15,266          13,256      15.2%          44,274          39,690
     Interest on fed funds sold and other
       interest-earning assets                                     191             366     -47.8%             568           2,246
                                                           -----------     -----------                -----------     -----------
       TOTAL INTEREST INCOME                                    61,231          64,560      -5.2%         178,765         200,683
                                                           -----------     -----------                -----------     -----------
     Interest on deposits                                       12,819          20,688     -38.0%          37,686          69,963
     Interest on fed funds purchased
       and other borrowings                                      2,671           3,098     -13.8%           7,971          12,677
                                                           -----------     -----------                -----------     -----------
       TOTAL INTEREST EXPENSE                                   15,490          23,786     -34.9%          45,657          82,640
                                                           -----------     -----------                -----------     -----------
       NET INTEREST INCOME                                      45,741          40,774      12.2%         133,108         118,043
     Provision for loan losses                                   3,000           2,000      50.0%           8,750           5,500
                                                           -----------     -----------                -----------     -----------
       NET INTEREST INCOME AFTER PROVISION                      42,741          38,774      10.2%         124,358         112,543
                                                           -----------     -----------                -----------     -----------
     Service charges on deposit accounts                         9,198           7,784      18.2%          27,357          19,564
     Investment services                                         2,371           2,046      15.9%           7,183           5,441
     Other fee income                                            3,075           2,750      11.8%           8,849           8,102
     Other operating income                                        196           2,350     -91.7%           5,319           9,292
     Gain(loss) on sales of securities, net                      1,680               8   20900.0%           1,682              33
                                                           -----------     -----------                -----------     -----------
       TOTAL NONINTEREST INCOME                                 16,520          14,938      10.6%          50,390          42,432
                                                           -----------     -----------                -----------     -----------
     Salaries and benefits                                      22,325          19,466      14.7%          64,785          57,749
     Occupancy expenses                                          5,840           5,624       3.8%          16,956          15,694
     Other expenses                                              9,949           8,528      16.7%          29,799          24,498
     Minority interest                                              30             (38)   -178.9%              79               9
                                                           -----------     -----------                -----------     -----------
       TOTAL NONINTEREST EXPENSES                               38,144          33,580      13.6%         111,619          97,950
                                                           -----------     -----------                -----------     -----------
       INCOME BEFORE INCOME TAXES                               21,117          20,132       4.9%          63,129          57,025
     Provision for income taxes                                  6,555           6,460       1.5%          19,840          18,294
                                                           -----------     -----------                -----------     -----------
       NET INCOME                                          $    14,562     $    13,672       6.5%     $    43,289     $    38,731
                                                           ===========     ===========                ===========     ===========
       BASIC EARNINGS PER COMMON SHARE                     $      0.43     $      0.42       2.4%     $      1.30     $      1.18
                                                           ===========     ===========                ===========     ===========
       DILUTED EARNINGS PER COMMON SHARE                   $      0.42     $      0.40       5.0%     $      1.26     $      1.14
                                                           ===========     ===========                ===========     ===========

       PERIOD END # OF SHARES OUTSTANDING                       33,834          32,910       2.8%          33,834          32,910
       WEIGHTED AVG # OF SHARES OUTSTANDING (INCL CSE'S)        34,726          34,083       1.9%          34,408          34,102


SOUTHWEST BANCORPORATION OF TEXAS, INC.
CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                            3Q-02            3Q-01        % CHANGE        YTD 02          YTD 01
                                                         -----------      -----------     --------      -----------     -----------
                                                                          ($ in 000's except per share data)
NONPERFORMING ASSETS
--------------------
     Nonaccrual loans                                    $    14,596      $    12,073       20.9%
     Accruing loans 90 or more days past due                   2,687            1,080      148.8%
     ORE and OLRA                                                829            1,149      -27.9%
                                                         -----------      -----------
       Total nonperforming assets                        $    18,112      $    14,302       26.6%
                                                         ===========      ===========

CHANGES IN ALLOWANCE FOR LOAN LOSSES
------------------------------------
     Allowance for loan losses - beginning of period     $    33,025      $    30,590        8.0%      $    31,390      $    28,150
     Provision for loan losses                                 3,000            2,000       50.0%            8,750            5,500
     Charge-offs                                              (1,580)          (1,625)      -2.8%           (6,047)          (3,229)
     Recoveries                                                  152              177      -14.1%              504              721
                                                         -----------      -----------                  -----------      -----------
     Allowance for loan losses - end of period           $    34,597      $    31,142       11.1%      $    34,597      $    31,142
                                                         ===========      ===========                  ===========      ===========

RATIOS
------
     Return on average assets                                  1.25%            1.34%                        1.30%            1.32%
     Return on average common shareholders' equity            13.59%           15.96%                       14.62%           16.00%
     Leverage ratio                                            8.97%            8.47%
     Yield on interest-earning assets                          5.83%            7.01%                        5.95%            7.60%
     Cost of funds with demand accounts                        1.48%            2.57%                        1.52%            3.10%
     Net interest margin                                       4.36%            4.43%                        4.43%            4.47%
     Efficiency ratio                                         62.96%           60.28%                       61.39%           61.05%
     Noninterest expense to average earning assets             3.63%            3.65%                        3.72%            3.71%
     Nonperforming assets to loans and other
       real estate                                             0.62%            0.54%
     Net charge-offs (recoveries) to average loans             0.20%            0.22%                        0.27%            0.13%
     Allowance for loan losses to total loans                  1.18%            1.18%
     Allowance for loan losses to nonperforming loans        200.18%          236.77%

COMMON STOCK PERFORMANCE
------------------------
     Market value of stock - Close                       $    36.410      $    29.750                  $    36.410      $    29.750
     Market value of stock - High                        $    39.200      $    35.000                  $    39.200      $    45.563
     Market value of stock - Low                         $    30.450      $    27.000                  $    26.750      $    25.375
     Book value of stock                                 $     12.84      $     10.81
     Market/book value of stock                                 283%             275%
     Price/12 month trailing earnings ratio                       22               21

OTHER DATA
----------
     EOP Employees                                             1,506            1,388        8.5%


PERIOD END BALANCES                                               ($ in 000's)
-------------------
     Loans held for investment                           $ 2,928,547      $ 2,645,977       10.7%
     Loans held for sale                                      81,874           88,677       -7.7%
     Investment securities                                 1,254,849          942,073       33.2%
     Securities purchased under resale agreements             20,000               --      100.0%
     Fed funds sold and other interest-earning assets        130,124           48,885      166.2%
                                                         -----------      -----------
       TOTAL INTEREST-EARNING ASSETS                       4,415,394        3,725,612       18.5%
     Allowance for loan losses                               (34,597)         (31,142)      11.1%
     Cash and due from banks                                 197,489          180,344        9.5%
     Other assets                                            260,171          235,097       10.7%
                                                         -----------      -----------
       TOTAL ASSETS                                      $ 4,838,457      $ 4,109,911       17.7%
                                                         ===========      ===========
     Noninterest-bearing demand deposits                 $ 1,115,405      $   865,499       28.9%
     Interest-bearing demand deposits                         35,000           29,682       17.9%
     Savings deposits                                      1,521,060        1,485,690        2.4%
     Time deposits                                           903,874          946,258       -4.5%
                                                         -----------      -----------
       Total deposits                                      3,575,339        3,327,129        7.5%
     Fed funds purchased and other interest-bearing
       liabilities                                           804,294          400,500      100.8%
     Other liabilities                                        22,755           25,006       -9.0%
     Minority interest in consolidated subsidiary              1,503            1,429        5.2%
     Shareholders' equity                                    434,566          355,847       22.1%
                                                         -----------      -----------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 4,838,457      $ 4,109,911       17.7%
                                                         ===========      ===========

         Exhibit I

                         MANAGEMENT DISCUSSION OF TRENDS

     This supplemental information is being provided in response to frequently asked questions and in an effort to broaden the market's understanding of the Company's operating performance.

     In general, operating trends remain extremely solid with consistently strong core deposit and customer growth and continued momentum throughout the Bank.

RETAIL BANKING

     Retail banking continues to deliver on its original strategy of efficiently growing consumer market share and profitability by marketing to core households and by cross-selling profitable products and services.

o Noninterest income in the third quarter of 2002 increased 19.2 percent compared to the same period a year earlier, driven by internal growth in service charges and fees on deposit accounts.

o Retail consumer checking accounts have grown at a 15 percent annualized rate and now total 66,000 accounts.

o The new small business deposit account product, which was rolled out in a soft launch five months ago, has attracted 540 new customers and added $7.5 million in deposit balances.

o Loan balances in the consumer lending area are up 58 percent for the first nine months of 2002 to $95.4 million, compared to the same period in 2001, due to strong product promotion and banking center production. This collective growth is of particular note in that the retail banking division has had less than a one percent increase in employees this year.

o    Product sales per FTE has increased from 70.6 per month to 87.6 per month.

TREASURY MANAGEMENT

     Treasury management continues the strong growth that began several years ago. An independent analysis of the market indicates that:

o    Overall client satisfaction leads the market.

o Market share for SWBT is growing while most competitors' market share is either flat or is declining.

o Banking officers are knowledgeable and resourceful in seeking solutions for customers and delivering differentiated service.

o    SWBT products and services are innovative and user friendly.

o    SWBT leads the market in the value delivered relative to the fees paid.

     Several key treasury management areas have shown significant growth:

======================================================================================================
                                    SERVICE CHARGES            ACH ITEMS             ITEMS PROCESSED
                                       COLLECTED        (ORIGINATED & RECEIVED)     (PRIMARILY CHECKS)
------------------------------------------------------------------------------------------------------
          1999                         $8,350,396               2,777,886               29,437,779
          2000                        $10,990,753               3,616,068               35,415,775
          2001                        $13,909,352               5,299,562               45,791,934
   9 mos ended 9/30/01                 $9,997,669               3,615,613               33,328,997
   9 mos ended 9/30/02                $13,876,271               5,416,804               38,434,059
       3 yr CAGR                           30.99%                  39.58%                   21.65%
       YTD Growth                          38.80%                  49.82%                   15.32%
=====================================================================================================


INVESTMENTS AND WEALTH MANAGEMENT

     In 2002, the Bank has made significant investments in people and technology in the investment and wealth management area. The investment in this group is expected to result in revenue growth in 2003 and beyond.

o Private banking has experienced solid double-digit loan growth in the first nine months of this year.

o Total noninterest income from the investment services division is $7.2 million for the first nine months of 2002, an increase of $1.7 million, or 32 percent from the same period last year.

EXHIBIT II

                                  RATE VOLUME
                            3 MONTHS ENDED ANALYSIS
                                  (unaudited)

                                                      Three Months Ended                          Three Months Ended
                                                      September 30, 2002                          September 30, 2001
                                             -------------------------------------      --------------------------------------
                                               Average       Interest      Average        Average        Interest      Average
                                             Outstanding      Earned/       Yield/      Outstanding       Earned/       Yield/
                                               Balance         Paid          Rate         Balance          Paid          Rate
                                             -----------     --------      -------      -----------      --------      -------
                                                                             (Dollars in thousands)
Interest-earning assets:
   Loans                                     $ 2,928,311     $ 45,774        6.20%      $ 2,676,845      $ 50,938        7.55%
   Securities                                  1,192,252       15,266        5.08           924,501        13,256        5.69
   Federal funds sold and other                   46,249          191        1.64            50,826           366        2.86
                                             -----------     --------      ------       -----------      --------      ------
        Total interest-earning assets          4,166,812       61,231        5.83%        3,652,172        64,560        7.01%
                                                             --------      ------                        --------      ------
Less allowance for loan losses                   (34,474)                                   (31,431)
                                             -----------                                -----------
Total interest-earning assets, net of
  allowance                                    4,132,338                                  3,620,741
Noninterest-earning assets                       474,758                                    417,962
                                             -----------                                -----------
       Total assets                          $ 4,607,096                                $ 4,038,703
                                             ===========                                ===========
Liabilities and shareholders' equity
Interest-bearing liabilities:
   Money market and savings deposits         $ 1,561,247        5,325        1.35%      $ 1,509,293         9,747        2.56%
   Certificates of deposits                      964,091        7,494        3.08           918,749        10,941        4.72
   Repurchase agreements and
     borrowed funds                              613,791        2,671        1.73           400,818         3,098        3.07
                                             -----------     --------      ------       -----------      --------      ------
       Total interest-bearing liabilities      3,139,129       15,490        1.96%        2,828,860        23,786        3.34%
                                                             --------      ------                        --------      ------
Noninterest-bearing liabilities:
   Noninterest-bearing demand deposits         1,016,011                                    841,680
   Other liabilities                              26,738                                     28,219
                                             -----------                                -----------
       Total liabilities                       4,181,878                                  3,698,759
Shareholders' equity                             425,218                                    339,944
                                             -----------                                -----------
       Total liabilities and shareholder's
         equity                              $ 4,607,096                                $ 4,038,703
                                             ===========                                ===========
Net interest income                                          $ 45,741                                    $ 40,774
                                                             ========                                    ========
Net interest spread                                                          3.87%                                       3.68%
                                                                           ======                                      ======
Net interest margin                                                          4.36%                                       4.43%
                                                                           ======                                      ======

                                                       Three Months Ended
                                                       Q3 2002 vs Q3 2001
                                             ----------------------------------------
                                                       Increase (Decrease)
                                                              Due to
                                             ----------------------------------------
                                              Volume          Rate            Total
                                             -------        --------         --------
                                                             (Dollars in thousands)
Interest-earning assets:
Loans                                        $ 4,785        $ (9,949)        $ (5,164)
Securities                                     3,839          (1,829)           2,010
Federal funds sold and other                     (33)           (142)            (175)
                                             -------        --------         --------
       Total increase (decrease)  in
         interest income                       8,591         (11,920)          (3,329)
                                             -------        --------         --------
Interest-bearing liabilities:
Money market and savings deposits                336          (4,758)          (4,422)
Certificates of deposits                         540          (3,987)          (3,447)
Repurchase agreements and borrowed funds       1,646          (2,073)            (427)
                                             -------        --------         --------
       Total increase  (decrease) in
         interest expense                      2,522         (10,818)          (8,296)
                                             -------        --------         --------
Increase (decrease) in net interest income   $ 6,069        $ (1,102)        $  4,967
                                             =======        ========         ========
                                                                             $      -

EXHIBIT III

                                   RATE VOLUME
                             LINKED QUARTER ANALYSIS
                                   (unaudited)

                                                      Three Months Ended                          Three Months Ended
                                                      September 30, 2002                            June 30, 2001
                                             -------------------------------------      --------------------------------------
                                               Average       Interest      Average        Average        Interest      Average
                                             Outstanding      Earned/       Yield/      Outstanding       Earned/       Yield/
                                               Balance         Paid          Rate         Balance          Paid          Rate
                                             -----------     --------      -------      -----------      --------      -------
                                                                             (Dollars in thousands)
Interest-earning assets:
   Loans                                     $ 2,928,311     $ 45,774        6.20%      $ 2,841,618      $ 44,767        6.32%
   Securities                                  1,192,252       15,266        5.08         1,089,573        14,629        5.39
   Federal funds sold and other                   46,249          191        1.64            47,671           186        1.56
                                             -----------     --------      ------       -----------      --------      ------
        Total interest-earning assets          4,166,812       61,231        5.83%        3,978,862        59,582        6.01%
                                                             --------      ------                        --------      ------
Less allowance for loan losses                   (34,474)                                   (33,142)
                                             -----------                                -----------
Total interest-earning assets, net of
  allowance                                    4,132,338                                  3,945,720
Noninterest-earning assets                       474,758                                    424,419
                                             -----------                                -----------
       Total assets                          $ 4,607,096                                $ 4,370,139
                                             ===========                                ===========
Liabilities and shareholders' equity
Interest-bearing liabilities:
   Money market and savings deposits         $ 1,561,247        5,325        1.35%      $ 1,493,217         5,161        1.39%
   Certificates of deposits                      964,091        7,494        3.08           929,548         7,013        3.03
   Repurchase agreements and
     borrowed funds                              613,791        2,671        1.73           575,363         2,503        1.74
                                             -----------     --------      ------       -----------      --------      ------
       Total interest-bearing liabilities      3,139,129       15,490        1.96%        2,998,128        14,677        1.96%
                                                             --------      ------                        --------      ------
Noninterest-bearing liabilities:
   Noninterest-bearing demand deposits         1,016,011                                    954,006
   Other liabilities                              26,738                                     27,560
                                             -----------                                -----------
       Total liabilities                       4,181,878                                  3,979,694
Shareholders' equity                             425,218                                    390,445
                                             -----------                                -----------
       Total liabilities and shareholder's
         equity                              $ 4,607,096                                $ 4,370,139
                                             ===========                                ===========
Net interest income                                          $ 45,741                                    $ 44,905
                                                             ========                                    ========
Net interest spread                                                          3.87%                                       4.05%
                                                                           ======                                      ======
Net interest margin                                                          4.36%                                       4.53%
                                                                           ======                                      ======

                                                                 Three Months Ended
                                                                 Q3 2002 vs Q2 2002
                                             --------------------------------------------------------
                                                                Increase (Decrease)
                                                                       Due to
                                             --------------------------------------------------------
                                              Volume          Rate             Days           Total
                                             -------        --------         --------        --------
                                                             (Dollars in thousands)
Interest-earning assets:
Loans                                        $ 1,381        $   (866)        $    492         $  1,007
Securities                                     1,394            (918)             161              637
Federal funds sold and other                      (6)              9                2                5
                                             -------        --------         --------         --------
       Total increase (decrease)  in
         interest income                       2,769          (1,775)             655            1,649
                                             -------        --------         --------         --------
Interest-bearing liabilities:
Money market and savings deposits                239            (130)              55              164
Certificates of deposits                         262             140               79              481
Repurchase agreements and borrowed funds         169             (29)              28              168
                                             -------        --------         --------         --------
       Total increase  (decrease) in
         interest expense                        670             (19)             162              813
                                             -------        --------         --------         --------
Increase (decrease) in net interest income   $ 2,099        $ (1,756)        $    493         $    836
                                             =======        ========         ========         ========

EXHIBIT IV


SOUTHWEST BANCORPORATION OF TEXAS, INC.
CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
          QUARTERLY TREND ANALYSIS

                                      4Q-00       1Q-01       2Q-01       3Q-01        4Q-01       1Q-02       2Q-02       3Q-02
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
BALANCE SHEET AVERAGES
----------------------
  Loans held for investment         $2,361,774  $2,470,497  $2,504,884  $2,594,614   $2,656,430  $2,694,550  $2,765,257  $2,855,389
  Loans held for sale                   93,960      77,579      72,985      82,231       88,498      79,020      76,361      72,922
  Investment securities                877,143     835,349     823,346     924,501      993,588   1,074,243   1,089,573   1,192,252
  Securities purchased under
    resale agreements                   38,293      47,302      24,523         924       10,957      21,089      10,330      19,999
  Fed funds sold and other
    earning assets                      38,243      34,773      43,043      49,902       58,719      24,528      37,341      26,250
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL INTEREST-EARNING
      ASSETS                         3,409,413   3,465,500   3,468,781   3,652,172    3,808,192   3,893,430   3,978,862   4,166,812
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
  Allowance for loan losses            (27,717)    (28,891)    (30,134)    (31,431)     (31,723)    (32,503)    (33,142)    (34,474)
  Cash and due from banks              161,211     192,655     182,470     172,392      187,129     225,660     171,550     191,469
  Other assets                         190,208     229,439     248,174     245,570      252,234     258,002     252,869     283,289
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL ASSETS                    $3,733,115  $3,858,703  $3,869,291  $4,038,703   $4,215,832  $4,344,589  $4,370,139  $4,607,096
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========

  Noninterest-bearing deposits      $  835,149  $  828,507  $  794,470  $  841,680   $  910,127  $  904,276  $  954,006  $1,016,011
  Interest-bearing demand
    deposits                            60,197      64,912      67,820      33,948       33,986      34,303      32,735      32,006
  Savings deposits                   1,244,638   1,303,696   1,362,619   1,475,345    1,486,203   1,453,126   1,460,482   1,529,241
  Time deposits                        921,335     896,244     864,802     918,749      927,134     917,885     929,548     964,091
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    Total deposits                   3,061,319   3,093,359   3,089,711   3,269,722    3,357,450   3,309,590   3,376,771   3,541,349
  Fed funds purchased and
    other interest-bearing
    liabilities                        351,941     424,196     420,976     400,818      471,941     640,347     575,363     613,791
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    Total interest-bearing
      liabilities                    2,578,111   2,689,048   2,716,217   2,828,860    2,919,264   3,045,661   2,998,128   3,139,129
  Other liabilities                     36,945      34,524      33,796      26,841       23,793      21,532      26,167      25,266
  Minority interest                      1,319       1,335       1,367       1,378        1,432       1,417       1,393       1,472
  Shareholders' equity                 281,591     305,289     323,441     339,944      361,216     371,703     390,445     425,218
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL LIABILITIES AND
      EQUITY                        $3,733,115  $3,858,703  $3,869,291  $4,038,703   $4,215,832  $4,344,589  $4,370,139  $4,607,096
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========

INCOME STATEMENT DATA
---------------------
  Interest and fees on loans        $   58,220  $   55,977  $   51,832  $   50,938   $   46,376  $   43,382  $   44,767  $   45,774
  Interest on securities                14,375      13,593      12,841      13,256       13,607      14,379      14,629      15,266
  Interest on fed funds sold
    and other earning assets             1,487       1,126         754         366          481         191         186         191
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL INTEREST INCOME               74,082      70,696      65,427      64,560       60,464      57,952      59,582      61,231
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
  Interest on deposits                  28,476      26,523      22,752      20,688       15,871      12,693      12,174      12,819
  Interest on fed funds purchased
    and other borrowings                 5,052       5,423       4,156       3,098        2,647       2,797       2,503       2,671
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL INTEREST EXPENSE              33,528      31,946      26,908      23,786       18,518      15,490      14,677      15,490
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    NET INTEREST INCOME                 40,554      38,750      38,519      40,774       41,946      42,462      44,905      45,741
  Provision for loan losses              1,805       1,750       1,750       2,000        2,000       2,500       3,250       3,000
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    NET INTEREST INCOME
      AFTER PROVISION                   38,749      37,000      36,769      38,774       39,946      39,962      41,655      42,741
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
  Service charges on deposit
    accounts                             5,873       5,684       6,096       7,784        8,089       8,693       9,466       9,198
  Investment services                    1,689       1,693       1,702       2,046        1,803       2,417       2,395       2,371
  Other fee income                       3,240       2,864       2,488       2,750        3,104       2,806       2,968       3,075
  Other income                             912       3,206       3,736       2,350        2,749       2,278       2,845         196
  Gains on sales of securities            (462)         17           8           8          (19)          1           1       1,680
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL NONINTEREST INCOME            11,252      13,464      14,030      14,938       15,726      16,195      17,675      16,520
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
  Salaries and benefits                 17,652      18,787      19,496      19,466       20,300      20,973      21,487      22,325
  Net occupancy expenses                 5,196       4,987       5,083       5,624        5,838       5,485       5,631       5,840
  Merger-related expenses and
    other                                4,122          --          --          --           --          --          --          --
  Other expenses                         7,892       8,225       7,745       8,528        9,082       9,741      10,109       9,949
  Minority interest                         16          30          17         (38)          15          25          24          30
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL NONINTEREST EXPENSES          34,878      32,029      32,341      33,580       35,235      36,224      37,251      38,144
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    INCOME BEFORE INCOME TAXES          15,123      18,435      18,458      20,132       20,437      19,933      22,079      21,117
  Provision for income taxes             5,459       5,920       5,914       6,460        6,451       6,388       6,897       6,555
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    NET INCOME                      $    9,664  $   12,515  $   12,544  $   13,672   $   13,986  $   13,545  $   15,182  $   14,562
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========
    BASIC EARNINGS PER
      COMMON SHARE                  $     0.30  $     0.38  $     0.38  $     0.42   $     0.42  $     0.41  $     0.46  $     0.43
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========
    DILUTED EARNINGS PER
      COMMON SHARE                  $     0.28  $     0.37  $     0.37  $     0.40   $     0.41  $     0.40  $     0.44  $     0.42
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========
    PERIOD END # OF SHARES
      OUTSTANDING                       32,705      32,807      32,865      32,910       32,924      33,004      33,483      33,834
    WEIGHTED AVG # OF SHARES
      OUTSTANDING (INCL CSE'S)          34,042      34,141      34,037      34,083       33,983      34,081      34,380      34,726

NONPERFORMING ASSETS
--------------------
  Nonaccrual loans                  $    8,345  $    6,336  $    5,895  $   12,073   $   11,020  $   15,153  $   11,725  $   14,596
  Accruing loans 90 or more
    days past due                        1,107         982       1,223       1,080        2,179         845       1,536       2,687
  ORE and OLRA                             454       1,222       1,351       1,149        1,037         963         818         829
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    Total nonperforming assets      $    9,906  $    8,540  $    8,469  $   14,302   $   14,236  $   16,961  $   14,079  $   18,112
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========

EXHIBIT IV



SOUTHWEST BANCORPORATION OF TEXAS, INC.
CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
          QUARTERLY TREND ANALYSIS


                                      4Q-00       1Q-01       2Q-01       3Q-01        4Q-01       1Q-02       2Q-02       3Q-02
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
CHANGES IN ALLOWANCE
--------------------
 FOR LOAN LOSSES
 ---------------
  Allowance for loan
    losses - beginning
    of period                       $   26,771  $   28,150  $   29,067  $   30,590   $   31,142  $   31,390  $   32,508  $   33,025
  Provision for loan losses              1,805       1,750       1,750       2,000        2,000       2,500       3,250       3,000
  Charge-offs                             (774)       (989)       (615)     (1,625)      (1,801)     (1,465)     (3,002)     (1,580)
  Recoveries                               348         156         388         177           49          83         269         152
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
  Allowance for loan losses -
    end of period                   $   28,150  $   29,067  $   30,590  $   31,142   $   31,390  $   32,508  $   33,025  $   34,597
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========

RATIOS
------
  Return on average assets               1.03%       1.32%       1.30%       1.34%        1.32%       1.26%       1.39%       1.25%
  Return on average
    common equity                       13.65%      16.63%      15.56%      15.96%       15.36%      14.78%      15.60%      13.59%
  Leverage ratio                         8.00%       8.12%       8.44%       8.47%        8.43%       8.53%       9.03%       8.97%
  Yield on earning assets                8.64%       8.27%       7.57%       7.01%        6.30%       6.04%       6.01%       5.83%
  Cost of funds with
    demand accounts                      3.91%       3.68%       3.07%       2.57%        1.92%       1.59%       1.49%       1.48%
  Net interest margin                    4.73%       4.53%       4.45%       4.43%        4.37%       4.42%       4.53%       4.36%
  Efficiency ratio                      66.70%      61.30%      61.52%      60.28%       61.05%      61.71%      59.49%      62.96%
  Noninterest expense to
    average earning assets               4.07%       3.74%       3.74%       3.65%        3.67%       3.77%       3.75%       3.63%
  Nonperforming assets to loans
    and other real estate                0.41%       0.34%       0.33%       0.54%        0.53%       0.62%       0.50%       0.62%
  Net charge-offs(recoveries) to
    average loans                        0.07%       0.14%       0.04%       0.22%        0.26%       0.21%       0.40%       0.20%
  Allowance for loan losses to
    total loans                          1.16%       1.16%       1.20%       1.18%        1.17%       1.18%       1.17%       1.18%
  Allowance for loan losses to
    nonperforming loans                297.82%     397.20%     429.76%     236.77%      237.82%     203.20%     249.04%     200.18%

COMMON STOCK PERFORMANCE
------------------------
  Market value of stock - Close     $   42.938  $   31.375  $   30.210  $   29.750   $   31.210  $   33.340  $   36.220  $   36.410
  Market value of stock - High      $   45.625  $   45.563  $   35.050  $   35.000   $   31.270  $   34.600  $   36.730  $   39.200
  Market value of stock - Low       $   29.938  $   25.375  $   29.390  $   27.000   $   24.030  $   26.750  $   30.680  $   30.450
  Book value of stock               $     9.12  $     9.75  $    10.09  $    10.81   $    10.99  $    11.33  $    12.26  $    12.84
  Market/book value of stock              471%        322%        299%        275%         284%        294%        295%        283%
  Price/earnings ratio                      33          23          22          21           20          21          22          22



PERIOD END BALANCES
-------------------
  Loans held for investment         $2,425,498  $2,511,341  $2,545,655  $2,645,977   $2,672,458  $2,750,685  $2,813,133  $2,928,547
  Loans held for sale                   85,939      66,452      81,669      88,677       87,024      74,340      70,577      81,874
  Investment securities                848,164     797,086     807,528     942,073    1,068,315   1,064,615   1,162,966   1,254,849
  Securities purchased under
    resale agreements                   55,000      54,313      35,000          --       66,000          --      20,000      20,000
  Fed funds sold and other
    earning assets                      24,341      18,204      36,150      48,885        6,633      13,034      75,404     130,124
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL EARNING ASSETS             3,438,942   3,447,396   3,506,002   3,725,612    3,900,430   3,902,674   4,142,080   4,415,394
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
  Allowance for loan losses            (28,150)    (29,067)    (30,590)    (31,142)     (31,390)    (32,508)    (33,025)    (34,597)
  Cash and due from banks              331,965     160,343     222,485     180,344      272,823     199,092     182,352     197,489
  Other assets                         197,585     249,601     239,524     235,097      259,293     238,227     257,120     260,171
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL ASSETS                    $3,940,342  $3,828,273  $3,937,421  $4,109,911   $4,401,156  $4,307,485  $4,548,527  $4,838,457
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========

  Noninterest-bearing
    demand deposits                 $  892,296  $  827,502  $  875,128  $  865,499   $  987,752  $  904,074  $1,042,127  $1,115,405
  Interest-bearing
    demand deposits                     62,773      61,858      33,246      29,682       38,373      32,927      29,806      35,000
  Savings deposits                   1,231,523   1,370,507   1,432,168   1,485,690    1,490,033   1,439,494   1,526,331   1,521,060
  Time deposits                        907,278     836,410     909,454     946,258      912,475     939,065     985,218     903,874
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    Total deposits                   3,093,870   3,096,277   3,249,996   3,327,129    3,428,633   3,315,560   3,583,482   3,575,339
  Fed funds purchased
    and other interest-
    bearing liabilities                517,761     379,730     332,968     400,500      587,979     592,737     531,468     804,294
  Other liabilities                     29,273      30,950      21,312      25,006       21,402      23,988      21,609      22,755
  Minority interest                      1,313       1,382       1,410       1,429        1,408       1,386       1,461       1,503
  Shareholders' equity                 298,125     319,934     331,735     355,847      361,734     373,814     410,507     434,566
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
    TOTAL LIABILITIES
      AND EQUITY                    $3,940,342  $3,828,273  $3,937,421  $4,109,911   $4,401,156  $4,307,485  $4,548,527  $4,838,457
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========
